                                                                    EXHIBIT 4(c)



                                 AMENDMENT NO. 3

         AMENDMENT NO. 3 dated as of October 26, 2001, between HARTE-HANKS, INC. (the "Borrower") and the lenders party hereto (the "Lenders").


         WHEREAS, the Borrower, the Lenders and The Chase Manhattan Bank as Administrative Agent are parties to a 364-Day Credit Agreement dated as of November 4, 1999 (as amended by Amendment No. 1 thereto dated as of November 9, 1999 and as further amended by Amendment No. 2 thereto dated as of October 30, 2000, the "Credit Agreement");

         WHEREAS, the Borrower and the Lenders wish to extend the Commitment Termination Date (as such term is defined in the Credit Agreement) and, in that connection, reallocate certain of the Commitments.

         NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the condition specified in Section 3, but with effect on and after the date hereof, the Credit Agreement is hereby amended as follows:

                  2.01. Extension of Commitment Termination Date. The definition of "Commitment Termination Date" in

                  Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

                           "Commitment Termination Date" means October 25, 2002,
                  subject to extension as provided in Section 2.10 (or, if such date is not a Business Day, the preceding Business Day).

                  2.02. Adjustment to Commitments. The Commitments of the Lenders shall be adjusted so that, after giving effect thereto, the Commitments of the Lenders are allocated as provided in Annex I hereto.

         Section 3. Condition Precedent. The amendments to the Credit Agreement set forth in Section 2 above shall become effective upon (i) the execution and delivery of this Amendment No. 3 by the Borrower and each Lender, (ii) delivery to the Administrative Agent of resolutions of the Board of Directors of the Borrower adopted in respect of the transactions contemplated hereby, in form and substance satisfactory to the Administrative Agent and (iii) the payment to each Lender of an extension fee in the amount of .03% of the Commitment of such Lender after giving effect to the amendment set forth in Section 2.

         In addition, in the event that on the date of such effectiveness there shall be any outstanding Loans under the Credit Agreement, then it shall be an additional condition to such effectiveness that, notwithstanding any provision of the Credit Agreement requiring that Loans and prepayments be allocated ratably, the Lenders that are increasing their Commitments shall make Syndicated Loans under the Credit Agreement, the proceeds of which shall be applied to the prepayment of Syndicated Loans held by the Lenders whose Commitments are decreasing, so that after giving effect thereto the Syndicated Loans are held by the Lenders ratably in accordance with their Commitments as adjusted hereunder, and the Borrower shall have paid any amounts owing under Section 2.16 of the Credit Agreement in connection with such prepayment.

         Section 4. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in
Article III of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 3.

         Section 5. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 3 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 3 by signing any such counterpart. This Amendment No. 3 shall be governed by, and construed in accordance with, the law of the State of New York.

                [Remainder of the page intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be duly executed and delivered as of the day and year first above written.

                                            HARTE-HANKS, INC.


                                            By
                                               ----------------------------
                                               Name:
                                               Title:

                                            LENDERS

                                            THE CHASE MANHATTAN BANK


                                            By
                                               ----------------------------
                                               Name:
                                               Title:


                                            BANK OF AMERICA, N.A.


                                            By
                                               ----------------------------
                                               Name:
                                               Title:


                                            BANK OF TOKYO-MITSUBISHI, LTD.


                                            By
                                               ----------------------------
                                               Name:
                                               Title:


                                            UMB BANK, N.A.


                                            By
                                               ----------------------------
                                               Name:
                                               Title:

                                            WELLS FARGO BANK NATIONAL
                                              ASSOCIATION


                                            By
                                               ----------------------------
                                               Name:
                                               Title:


                                            WESTDEUTSCHE LANDESBANK
                                              GIROZENTRALE NEW YORK BRANCH


                                            By
                                               ----------------------------
                                               Name:
                                               Title:

                                            By
                                               ----------------------------
                                               Name:
                                               Title:


                                            THE BANK OF NEW YORK


                                            By
                                               ----------------------------
                                               Name:
                                               Title:


                                            MELLON BANK, N.A.


                                            By
                                               ----------------------------
                                               Name:
                                               Title:

                                            RETIRING LENDER

                                            BANK ONE, TEXAS, N.A.


                                            By
                                               ----------------------------
                                               Name:
                                               Title:

                                                                      SCHEDULE I

                                  Commitments

Name of Lender                                                                          Commitment
--------------                                                                          -----------
The Chase Manhattan Bank                                                               $  14,500,000.00
Bank of America, N.A.                                                                     14,500,000.00
Bank of Tokyo-Mitsubishi, Ltd.                                                            12,500,000.00
UMB Bank, N.A.                                                                            12,500,000.00
Wells Fargo Bank, N.A.                                                                    12,500,000.00
Westdeutsche Landesbank Girozentrale New York Branch                                      12,500,000.00
The Bank of New York                                                                      10,500,000.00
Mellon Bank, N.A.                                                                         10,500,000.00
                                                                                       ----------------
Total                                                                                  $ 100,000,000.00